SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant    [   ]

Filed by a Party other than the Registrant    [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Family Dollar Stores, Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[   ]          Fee paid previously with preliminary materials.

[   ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

On June 19, 2014, Carl C. Icahn filed the attached amendment to his Schedule 13D with respect to Family Dollar Stores, Inc. and also sent the following Tweet relating to Family Dollar under the Twitter handle @Carl_C_Icahn (https://twitter.com/Carl_C_Icahn):

Sent a letter to $FDO (FAMILY DOLLAR) today. Read it here: http://www.sec.gov/Archives/edgar/data/34408/000092846414000063/fdosch13damd10619ex1.htm
Important SEC legend: http://www.shareholderssquaretable.com/fdo/

SECURITY HOLDERS ARE ADVISED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS BY CARL C. ICAHN, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF FAMILY DOLLAR STORES, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH CONSENT SOLICITATION. WHEN COMPLETED, A DEFINITIVE CONSENT SOLICITATION STATEMENT AND A FORM OF WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF FAMILY DOLLAR STORES, INC AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE CONSENT SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2014.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 1)*

Family Dollar Stores, Inc.
(Name of Issuer)

Common Shares of no par value
(Title of Class of Securities)

307000109
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

June 19, 2014
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

The Schedule 13D filed with the Securities and Exchange Commission on June 6, 2014 (the "Initial 13D"), by the Reporting Persons with respect to the shares of Common Stock, $0.10 par value (“Shares”), issued by Family Dollar Stores, Inc. (the “Issuer”) is hereby amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Initial 13D.

Item 4. Purpose of Transaction

Item 4 of the Initial 13D is hereby amended by adding the following:

On June 19, 2014, Carl C. Icahn sent a letter to the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

SECURITY HOLDERS ARE ADVISED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS BY CARL C. ICAHN, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF FAMILY DOLLAR STORES, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH CONSENT SOLICITATION. WHEN COMPLETED, A DEFINITIVE CONSENT SOLICITATION STATEMENT AND A FORM OF WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF FAMILY DOLLAR STORES, INC AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE CONSENT SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2014.

Item 7. Material to be Filed as Exhibits

1    Letter to the Issuer dated June 19, 2014.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: June 19, 2014

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By: /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Amendment to Schedule 13D – Family Dollar Stores, Inc.]

EXHIBIT 1

CARL C. ICAHN
767 Fifth Avenue, 47th Floor
New York, New York 10153

                                                     June 19, 2014

Mr. Howard Levine
Family Dollar Stores, Inc.
10401 Monroe Road
Matthews, North Carolina 28105

Dear Howard:

Although we appreciated the cordial nature of our discussion at last night’s dinner, it was apparent that we have a strong difference of opinion as to the future of our company.

Family Dollar has consistently underperformed its peers on most, if not all, operating metrics (same store sales, total revenue growth, sales per store, sales per square foot, operating margins, capital structure efficiency, etc.) and faces growing competition. In addition, the company’s shares have underperformed not only the shares of its peers but also the S&P 500 index over the last 1-year and 3-year periods.

But perhaps more importantly, we believe that for a number of reasons we discussed last night it is imperative that Family Dollar be put up for sale immediately.

We believe there would be significant interest from strategic and financial buyers who could recognize massive synergies from an acquisition of the company. And it is clear that now is a perfect time to sell, given the advantageous stock market and interest rate environment. We also believe, based on the makeup of Family Dollar’s shareholder base as well as the precipitous rise in the market value of the company’s shares after we announced our position, that an overwhelming majority of the company’s shareholders would be in favor of a sale. Consolidation in this space is inevitable and we believe that now is not the time for continued passivity. We believe the company has been in limbo for far too long.

As we mentioned to you last night, we would like to work in a friendly and collaborative manner with you and, in order to effectuate this, we believe that three of our representatives should be added to the company’s board of directors immediately. We would expect that these individuals become part of a newly formed board committee that would be tasked with immediately beginning a process to approach the most likely buyers of the company. Our experience and competence in this arena should be obvious to all. However, we don’t believe there is any time to waste and don’t wish to wait until the next annual meeting. Therefore, if we cannot achieve this collaboratively, we intend to take this matter directly to shareholders by commencing a written consent solicitation within the next few weeks to remove all of the members of Family Dollar’s board of directors and replace them with individuals that will have a shareholder mandate to sell the company.

Bringing our proposal for an immediate sale of Family Dollar directly to stockholders will allow them to evaluate the merits of our suggestion and permit them a say in the future of their company, an approach that all responsible fiduciaries should support. Nevertheless, we view that as a last resort. We welcome an opportunity to engage directly with you and your financial and legal advisors to discuss constructively the merits of our ideas. But time is of the essence. We hope to hear from you shortly.

Finally, Family Dollar’s bylaws purport to require that any stockholder’s notice with respect to an intent to make a nomination of any person for election as a director of the company through a written consent solicitation must include “a completed and signed questionnaire, representation and agreement” to furnish certain information to the company. Because we are considering a written consent solicitation, we hereby request this form of questionnaire, representation and agreement. Kindly forward the same, as promptly as possible, to Mr. Jesse A. Lynn, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, 47th Floor, New York, New York 10153, or via electronic mail at jlynn@sfire.com.

Very truly yours,

Carl C. Icahn